EXHIBIT 99.3

InterTan, Inc.

Consolidated Statements of Operations

(U.S. dollars, in thousands, except per share amounts)

(Unaudited)

	Three months ended September 30
	2003	2002
Net sales and operating revenues	$106,459	$92,903
Other income (loss)	(33)	11

	106,426	92,914
Operating costs and expenses:
Cost of products sold	64,405	56,528
Selling, general and administrative expenses	36,600	31,216
Depreciation	1,932	1,641

	102,937	89,385

Operating income	3,489	3,529

Foreign currency transaction gains (losses)	(53)	171
Interest income	49	96
Interest expense	(187)	(198)

Income before income taxes and cumulative effect
of accounting change	3,298	3,598
Income taxes	1,817	1,663

Income before cumulative effect of accounting change	1,481	1,935
Cumulative effect of accounting change for vendor allowances, net of income taxes of $388	—	(580)

Net income	$1,481	$1,355

Basic net income per average common share
Before cumulative effect of accounting change	$0.07	$0.09
Cumulative effect of accounting change	—	(0.03)

Basic net income per average common share	$0.07	$0.06

Diluted net income per average common share
Before cumulative effect of accounting change	$0.07	$0.09
Cumulative effect of accounting change	—	(0.03)

Diluted net income per average common share	$0.07	$0.06

Average common shares outstanding	20,623	21,357
Average common shares outstanding assuming dilution	20,923	21,613

Consolidated Balance Sheets

(U.S. dollars, in thousands, except share amounts)

(Unaudited)

	September 30 2003	June 30 2003	September 30 2002
Assets
Current Assets
Cash and short-term investments	$10,045	$10,322	$6,196
Accounts receivable, less allowance for doubtful accounts	26,683	16,275	19,874
Inventories	98,059	92,433	90,567
Deferred service contract costs—current portion	1,381	1,368	1,141
Prepaids, deposits and other current assets	2,672	5,301	1,453
Deferred income taxes	1,304	1,306	1,312

Total current assets	140,144	127,005	120,543
Property and equipment, less accumulated depreciation	34,147	33,537	28,096
Deferred service contract costs—non-current portion	1,101	1,071	889
Other assets	694	761	289
Deferred income taxes	3,949	3,955	3,428

Total Assets	$180,035	$166,329	$153,245

Liabilities and Stockholders’ Equity
Current Liabilities
Short-term bank borrowings	$4,440	$—	$6,301
Accounts payable	29,512	22,633	25,838
Accrued expenses	15,321	15,290	14,960
Income taxes payable	1,723	1,867	6,793
Long-term bank indebtedness—current portion	1,482	1,484	—
Obligation under capital leases—current portion	227	216	157
Deferred service contract revenue—current portion	8,924	8,809	7,178
Deferred income taxes	400	400	—

Total current liabilities	62,029	50,699	61,227
Long-term bank indebtedness—non-current portion	5,929	5,937	—
Obligation under capital leases—non-current portion	448	432	336
Deferred service contract revenue—non current portion	7,079	6,917	5,676
Other liabilities	4,969	4,847	4,124

Total liabilities	80,454	68,832	71,363

Stockholders’ Equity
Preferred stock, no par value, 1,000,000 shares authorized, none issued or outstanding	—	—	—
Common stock, $1 par value, 40,000,000 shares authorized, 32,530,410, 32,453,261 and 32,173,560, respectively, issued	32,530	32,453	32,174
Additional paid-in capital	160,363	159,776	158,308
Common stock in treasury, at cost, 11,857,093, 11,857,093 and 10,792,093 shares, respectively	(123,760)	(123,760)	(116,485)
Retained earnings	36,512	35,031	28,675
Accumulated other comprehensive loss	(6,064)	(6,003)	(20,790)

Total stockholders’ equity	99,581	97,497	81,882

Commitments and contingencies
Total Liabilities and Stockholders’ Equity	$180,035	$166,329	$153,245

InterTAN, Inc.

Consolidated Statements of Cash Flows

(U.S. dollars in thousands)	Three months ended September 30
(Unaudited)	2003	2002
Cash flows from operating activities:
Net income	$1,481	$1,355
Adjustments to reconcile net income to cash used in operating activities:
Depreciation	1,932	1,641
Stock-based compensation	308	327
Other	68	11

Cash provided by (used in) assets and liabilities:
Accounts receivable	(10,201)	(7,551)
Inventories	(5,626)	(13,051)
Other current assets	2,520	(216)
Accounts payable	6,763	13,808
Accrued expenses	67	(3,953)
Income taxes payable	(146)	(1,244)
Deferred service contract revenue	292	140
Deferred service contract costs	(42)	(19)

Net cash used in operating activities	(2,584)	(8,752)

Cash flows from investing activities:
Additions to property and equipment	(2,435)	(1,291)
Proceeds from sales of property and equipment	—	51
Other investing activities	102	(107)

Net cash used in investing activities	(2,333)	(1,347)

Cash flows from financing activities:
Short-term bank borrowings	4,440	6,393
Proceeds from issuance of common stock to employee plans	357	353
Proceeds from exercise of stock options	—	27
Repayment of obligation under capital lease	(59)	(31)
Purchase of treasury stock	—	(4,958)

Net cash provided by financing activities	4,738	1,784

Effect of exchange rate changes on cash	(98)	(188)

Net decrease in cash and short-term investments	(277)	(8,503)
Cash and short-term investments, beginning of period	10,322	14,699

Cash and short-term investments, end of period	$10,045	$6,196